EXHIBIT 10.22

                        AMENDMENT TO EMPLOYMENT AGREEMENT



         This Amendment to Employment Agreement is made as of the 17th day of October, 1997, between PACE Health Management Systems, Inc., an Iowa corporation, with its principal offices at 1025 Ashworth Drive, West Des Moines, Iowa 50265 (the "Company") and Mark J. Emkjer ("Employee"), an individual resident of the state of North Carolina.

         The Company and Employee are currently parties to an Employment Agreement dated as of February 15, 1996 (the "Agreement"). The parties desire to amend the Agreement as specified herein and to continue the Agreement, as so amended, in effect.

         Therefore, the parties agree as follows:

         1. Section 4 of the Agreement is amended by striking such Section and substituting the following:

                  4. Trigger Event Benefits.

                           (a) Upon the occurrence of a Trigger Event (as
                  defined herein) while Employee is still employed by the Company, the Company shall pay or provide to Employee (i) a cash payment equal to his base salary for the preceding twelve
                  (12) months, plus (ii) the continuation, at the Company's cost, all benefits provided by the Company for the Employee under Section 2.2 for a period of twelve (12) months following the Trigger Event, plus (iii) in the case of an event described in clause (c) of the definition of Trigger Event below, a cash payment equal to two percent (2%) of the consideration paid to the Company or its shareholders, as the case may be, in connection with such tender offer, merger, acquisition of substantially all of the Company's assets or other similar transaction. The items specified in clauses (i),
                  (ii) and (iii) are referred to herein as the "Trigger Event Benefit." The items specified in clauses (i) and (iii) shall be paid to Employee at the time of the Trigger Event entitling Employee to such Trigger Event Benefit.

                           (b) The Company also agrees that all of the
                  Employee's currently outstanding stock options (whether under this Agreement or other plans) are amended to provide that, upon the occurrence of a Trigger Event, each vested option for shares of the Company's common stock granted to, and exercisable by, Employee as of the date of the Trigger Event shall remain outstanding and exercisable by the Employee until the first anniversary of the Trigger Event.

                           (c) For purposes of this Section, the following
                  definitions shall apply:

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                           (i) "Trigger Event" shall mean (A) Employee is
                  terminated without Cause (as defined herein), (B) the Company is liquidated, or (C) any person becomes the owner of more than 50% of the Company's outstanding common stock as a result of a tender offer, merger, acquisition of substantially all of the Company's assets or other similar transaction (but not including an investment by a third party in stock newly issued by the Company or the conversion into common stock of convertible securities by a person holding such securities on October 17, 1997, or the conversion into common stock of convertible securities newly issued by the Company as part of an investment in the Company by a third party.

                           (ii) "Cause" shall mean termination by the Company of
                  Employee's employment based upon (a) the willful and continued failure by Employee substantially to perform his duties and obligations (other than any such failure resulting from his Disability) or (b) the willful engaging by Employee in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this clause (ii), no action or failure to act on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee in bad faith and without reasonable belief that his action or omission was in the best interests of the Company.

                           (iii) "Disability" shall mean any physical or mental
                  condition which would qualify Employee for a disability benefit under the Company's long-term disability plan, or if such a plan does not then exist any physical or mental condition which renders the Employee incapable of engaging in any substantial gainful employment and which can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12 months.)

2. Except as specifically stated herein, the Agreement shall remain in full force and effect.

                      PACE HEALTH MANAGEMENT SYSTEMS, INC.


                                        Signed
                                               ---------------------------------
                                        Carl S. Witonsky, Chairman of the Board


                                        EMPLOYEE


                                        Signed
                                               ---------------------------------
                                        Mark J. Emkjer